EXHIBIT 5.1
         [LOGO OF CASUAL MALE RETAIL GROUP APPEARS HERE]

February 6, 2004

Casual Male Retail Group, Inc.
555 Turnpike Road
Canton, Massachusetts  02021

Ladies and Gentlemen:

I am Vice President and General Counsel of Casual Male Retail Group, Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an additional 5,580,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), that may be offered or sold from time to time pursuant to the Company's 1992 Stock Incentive Plan (as amended and as the same may be further amended or supplemented from time to time, the "Plan").

For purposes of the opinion expressed in this letter, I have examined copies of the Registration Statement, the Plan, the Restated Certificate of Incorporation and By-Laws of the Company, records of the corporate proceedings of the Company and such other documents and records of the Company as I have deemed necessary or appropriate as a basis for such opinion. In making my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as photostatic or conformed copies.

I am a member of the Bar of the State of Massachusetts and, for purposes of the opinion expressed in this letter, do not hold my self out as expert on, nor am I in rendering the opinion expressed herein passing on, the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

Based on the foregoing, and having regard to such legal considerations as I have deemed relevant, I am of the opinion that, upon the issuance and purchase of the Shares in accordance with the terms and provisions of the Plan, the Shares will be validly issued, fully paid and non-assessable.

I own options to purchase 5,000 shares of the Company's Common Stock.

I hereby consent to the inclusion of this letter as an exhibit to the Registration Statement. In giving such consent I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                  Very truly yours,

                                  /s/ Arlene Feldman
                                  --------------------------
                                 Arlene Feldman